As filed with the Securities and Exchange Commission on February 14, 2002

                                               Registration No. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ARCH CAPITAL GROUP LTD.
             (Exact name of registrant as specified in its charter)

            Bermuda                                      Not Applicable
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                                Craig Appin House
                                8 Wesley Street
                             Hamilton HM 11 Bermuda
                                 (441) 296-8240
                    (Address of Principal Executive Offices)

                ROBERT CLEMENTS RESTRICTED SHARE AGREEMENTS DATED
                        OCTOBER 23 AND NOVEMBER 19, 2001
   IAN HEAP NON-QUALIFIED STOCK OPTION AGREEMENT DATED AS OF OCTOBER 23, 2001 JOHN PASQUESI NON-QUALIFIED STOCK OPTION AGREEMENT DATED AS OF OCTOBER 23, 2001
                            (Full title of the plans)

                        National Registered Agents, Inc.
                            440 9th Avenue, 5th Floor
                            New York, New York 10001
                     (Name and address of agent for service)

                                 (800) 767-1553
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Immanuel Kohn, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        Proposed Maximum         Proposed Maximum
          Title of                Amount to be           Offering Price         Aggregate Offering          Amount of
Securities to be Registered       Registered(1)             Per Share                  Price             Registration Fee
------------------------------------------------------------------------------------------------------------------------
       Common shares,           2,455,575 shares            $25.61(2)            $62,887,275.75(2)           $5,786
       $.01 par value
========================================================================================================================

(1) Plus such additional number of common shares as may be issued under the agreements listed above in the event of a share dividend, recapitalization, share split, reverse split, reorganization, merger, amalgamation, consolidation or other similar dilutive event.

(2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is based on the average of the reported high and low sales prices of the common shares on the Nasdaq National Market on February 8, 2002.

================================================================================

REOFFER PROSPECTUS

                             ARCH CAPITAL GROUP LTD.

                   Common shares, par value US $0.01 per share

                  2,455,575 shares issued or issuable under the
        ROBERT CLEMENTS RESTRICTED SHARE AGREEMENTS DATED OCTOBER 23 AND
                                NOVEMBER 19, 2001
   IAN HEAP NON-QUALIFIED STOCK OPTION AGREEMENT DATED AS OF OCTOBER 23, 2001 JOHN PASQUESI NON-QUALIFIED STOCK OPTION AGREEMENTDATED AS OF OCTOBER 23, 2001


     This prospectus relates to the offer and sale of our common shares, par value US $0.01 per share, which may be offered hereby from time to time by any or all of the selling shareholders named herein for their own benefit.

     All or a portion of the common shares offered hereby may be offered for sale, from time to time, through the Nasdaq National Market or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the selling shareholders. We will not receive any of the proceeds from sales by selling shareholders.

     The selling shareholders and brokers through whom sales of the common shares are made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, any profits realized by the selling shareholders or such brokers on the sale of the common shares may be deemed to be underwriting commissions under the Securities Act.

     Our common shares are traded on the Nasdaq National Market under the symbol "ACGL". The last reported sale price of the common shares on the Nasdaq National Market on February 13, 2002 was $26.60 per share.

                         -------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        ---------------------------------

                The date of this Prospectus is February 14, 2002

                                TABLE OF CONTENTS


                                                                            Page

AVAILABLE INFORMATION........................................................i

THE COMPANY..................................................................1

USE OF PROCEEDS..............................................................1

SELLING SHAREHOLDERS.........................................................1

PLAN OF DISTRIBUTION.........................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................2

LEGAL MATTERS................................................................3

EXPERTS......................................................................3

SEC POSITION ON INDEMNIFICATION..............................................3



                              AVAILABLE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have also filed with the SEC registration statements on Form S-8 to register the common shares offered by this prospectus. This prospectus, which forms a part of the registration statements, does not contain all of the information included in the registration statements. For further information about us and the securities offered in this prospectus, you should refer to the registration statements and their exhibits.

     You may read and copy any document we file with the SEC at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may obtain copies of these documents at the SEC's offices in New York, New York and Chicago, Illinois, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. This site contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only to the date of this prospectus.

                                   THE COMPANY

     Arch Capital Group Ltd. was formed in Bermuda on September 22, 2000. Our executive offices will be located at Craig Appin House, 8 Wesley Street, Hamilton HM 11 Bermuda; telephone number: (441) 296-8240.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common shares offered by this prospectus. All proceeds will be received by the selling shareholders.

                              SELLING SHAREHOLDERS

     Under the Restricted Share Agreements between Arch Capital Group Ltd. and Robert Clements dated October 23 and November 19, 2001, the Non-Qualified Share Option Agreement, dated as of October 23, 2001, between Ian Heap and Arch Capital Group Ltd. and the Non-Qualified Share Option Agreement, dated as of October 23, 2001, between John Pasquesi and Arch Capital Group Ltd., there are available a total of 2,455,575 common shares for issuance to such individuals. The common shares to which this prospectus relates are being registered for reoffers and resales by selling shareholders who may acquire, or have acquired, such shares pursuant to these agreements. To date, the following persons, pursuant to the agreements, have been granted options to purchase common shares and restricted shares in the numbers set forth opposite their names in the table below:

                                         Number of Common
                                          Shares Subject
                   Name                     to Option       Restricted Shares
                   ----                     ---------       -----------------
Robert Clements.....................          N/A                1,689,629
Ian Heap............................         15,000                N/A
John Pasquesi.......................         750,946               N/A

     We do not know whether any of the selling shareholders will use this prospectus in connection with the offer or sale of any common shares, or, if this prospectus is so used, how many common shares will be offered or sold. The selling shareholders may resell all, a portion, or none of the shares that they have acquired or may acquire pursuant to the Plan. Pursuant to Rule 424(b) under the Securities Act, we will supplement this prospectus with the number of common shares, if any, to be offered or sold by the selling shareholders as that information becomes known.

                              PLAN OF DISTRIBUTION

     The selling shareholders may sell common shares through dealers, through agents or directly to one or more purchasers. The distribution of the common shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions):

     o on any national stock exchanges on which the common shares may be traded from time to time in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchanges,

     o    in the over-the-counter market, or

     o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions.

Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may effect such transactions by selling common shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or commissions from purchasers of common shares for whom they may act as agent. The selling shareholders and any broker-dealers or agents that participate in the distribution of common shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

     o    Our annual report on Form 10-K/A for the year ended December 31, 2000.

     o Our quarterly report on Form 10-Q/A for the quarter ended March 31, 2001 and our quarterly reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2002.

     o Our current reports on Form 8-K filed on March 15, 2001, July 6, 2001, November 8, 2001 and January 4, 2002 (as amended on January 7, 2002).

     o Our proxy statement on Schedule 14A for our annual meeting of shareholders held on June 7, 2001 (other than the sections entitled "Execution Compensation -- Report of the Compensation and Stock Awards Committees of the Board of Directors," "Performance Graph," "Report of the Audit Committee of the Board of Directors" and "Audit Fees").

     o Our proxy statement on Schedule 14A for our special general meeting of shareholders to be held on March 7, 2002.

     o The description of the common shares contained in our registration statement on Form 8-A filed on November 7, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     We are also incorporating into this prospectus all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates all common shares offered have been sold, or that deregisters all common shares then remaining unsold.

     We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

                                 Arch Capital Group Ltd.
                                 Clarendon House
                                 2 Church Street
                                 Hamilton HM 11 Bermuda
                                 Attention:  Secretary
                                 Telephone Number:  (441) 295-1422

                                  LEGAL MATTERS

     The validity of the common shares offered hereby will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         SEC POSITION ON INDEMNIFICATION

     Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty. Our bye-laws provide for our indemnity of our officers, directors and employees to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We believe that the limitation of liability provisions in our by-laws will facilitate our ability to continue to attract and retain qualified individuals to serve as our officers and directors.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Pursuant to the Note to Part I of Form S-8, the information required by
Part I is not required to be filed with the SEC.

     Arch Capital Group Ltd. will provide without charge to each person to whom a copy of a Section 10(a) prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference, except exhibits to such documents. Requests for such information should be directed to Arch Capital Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda, Attention: Secretary; telephone number: (441) 295-1422.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     See section of prospectus entitled "Incorporation of Certain Documents by Reference".

ITEM 4.  DESCRIPTION OF SECURITIES

     The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.

     Our bye-laws provide for our indemnity of our officers, directors and employees to the fullest extent permitted by law.

     Our bye-laws also provide that expenses (including attorneys' fees) incurred by one of our officers or directors in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us pursuant to Bermuda law.

     Our bye-laws also provide that our officers and directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by Bermuda Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Exemption from registration provisions of the Securities Act set forth in Section 4(2) thereof.

ITEM 8.  EXHIBITS

         See Exhibit Index immediately preceding the Exhibits.

ITEM 9.  UNDERTAKINGS

     We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or person controlling us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on February 14, 2002.

                            ARCH CAPITAL GROUP LTD.


                            By:   /s/ Peter A. Appel
                                  ----------------------------------------------
                                  Peter A. Appel
                                  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                                      Title                                             Date
---------                                      -----                                             ----

*
----------------------------------             Chairman and Director                             February 14, 2002
Robert Clements

/s/ Peter A. Appel                             President and Chief Executive Officer             February 14, 2002
----------------------------------             (Principal Executive Officer) and Director
Peter A. Appel

*
----------------------------------             Executive Vice President and Chief                February 14, 2002
John D. Vollaro                                Financial Officer (Principal
                                               Financial and Accounting Officer)

*
----------------------------------             Vice Chairman and Director                        February 14, 2002
John M. Pasquesi

*
----------------------------------             Director                                          February 14, 2002
John L. Bunce, Jr.

*
----------------------------------             Director                                          February 14, 2002
Michael P. Esposito, Jr..

*
----------------------------------             Director                                          February 14, 2002
Paul B. Ingrey

*
----------------------------------             Director                                          February 14, 2002
Constantine Iordanou



                                      II-3

Signature                                      Title                                             Date
---------                                      -----                                             ----

*
----------------------------------             Director                                           February 14, 2002
James J. Meenaghan

----------------------------------             Director                                           February 14, 2002
Kewsong Lee


*
----------------------------------             Director                                           February 14, 2002
Robert F. Works


* By:  /s/ Peter A. Appel
       ---------------------------
       Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number          Description

3.1  Memorandum of Association of Arch Capital Group Ltd. (a)

3.2  Bye-laws of Arch Capital Group Ltd. (a)

3.3  Form of Amended and Restated Bye-law 45 and Bye-law 75. (b)

3.4  Certificate of Designations of Series A Convertible Preference Shares. (b)

4.1  Specimen Common Share Certificate. (c)

5.   Opinion of Conyers Dill & Pearman regarding the legality of the securities.

10.1 Restricted Share Agreement, dated as of October 23, 2001, between Arch Capital Group Ltd. and Robert Clements. (d)

10.2 Restricted Share Agreement, dated as of November 19, 2001, between Arch Capital Group Ltd. and Robert Clements. (d)

10.3 Share Option Agreement, dated as of October 23, 2001, between Arch Capital Group Ltd. and Ian Heap.

10.4 Share Option Agreement, dated as of October 23, 2001, between Arch Capital Group Ltd. and John M. Pasquesi. (d)

15 Accountants' Awareness Letter (regarding unaudited interim financial information). (e)

23.1 Consent of Conyers Dill & Pearman (included in Exhibit 5).

23.2 Consent of PricewaterhouseCoopers.

24   Power of Attorney.

--------------------

(a) Incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000.

(b) Incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. as filed with the SEC on January 4, 2002.

(c) Incorporated by reference to the annual report on Form 10-K/A of Arch Capital Group Ltd. for the year ended December 31, 2000, as filed with the SEC on August 10, 2001.

(d) Incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. as filed with the SEC on January 4, 2002.

(e) Incorporated by reference to the quarterly report on Form 10-Q of Arch Capital Group Ltd. for the quarterly period ended June 30, 2001, as filed with the SEC on August 10, 2001.

                                                                       Exhibit 5

                     [Letterhead of Conyers Dill & Pearman]




14 February 2002

Arch Capital Group Ltd.
Clarendon House
2 Church Street
Hamilton HM11
Bermuda


Dear Sirs

Arch Capital Group Ltd.

We have acted as special legal counsel in Bermuda to Arch Capital Group, Ltd., a Bermuda company, (the "Company") in connection with the agreements set forth in the Registration Statement on Form S-8 filed with the United States Securities and Exchange Commission on 14 February 2002 (the "Registration Statement").

For the purposes of giving this opinion, we have examined and relied on a copy of the Registration Statement.

We have also reviewed a copy of the memorandum of association and the bye-laws of the Company and such other documents and made such inquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

The Registration Statement contemplates the sale by Robert Clements, Ian Heap and John Pasquesi of common shares in the Company issued or issuable to each of them pursuant to the agreements set forth in the Registration Statement. Such shares are hereinafter referred to as the "Relevant Shares".

On the basis of and subject to the foregoing, it is our opinion that the Relevant Shares have been validly issued, fully paid and not subject to further calls or, when issued and paid for pursuant to the agreements set forth in the Registration Statement, will have been validly issued and fully paid and not subject to further calls.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 and the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully,




/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN

                                                                    Exhibit 23.2


                     [Letterhead of PricewaterhouseCoopers]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our reports dated February 6, 2001 (except as to Note 2, which is as of August 6, 2001) relating to the financial statements and financial statement schedules of Arch Capital Group Ltd. (formerly known as Risk Capital Holdings, Inc.), which appears in Arch Capital Group Ltd.'s Annual Report to Shareholders on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hamilton, Bermuda
February 11, 2002

                                                                      Exhibit 24

                       REGISTRATION STATEMENT ON FORM S-8
                                   Relating to
                   Robert Clements Restricted Share Agreement
                         John Pasquesi Option Agreement
                            Ian Heap Option Agreement

                                Power of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Clements, Peter A. Appel and Louis
T. Petrillo as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the above referenced Registration Statement and any and all amendments (including post-effective amendments) and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                      Title                                            Date
---------                                      -----                                            ----


/s/ Peter A. Appel                             President and Chief Executive               February 14, 2002
------------------------------------------     Officer (Principal Executive
Peter A. Appel                                 Officer) and Director

/s/ Robert Clements                            Chairman and Director                       February 14, 2002
------------------------------------------
Robert Clements

/s/ John D. Vollaro                            Executive Vice President and                February 14, 2002
------------------------------------------     Chief Financial Officer
John D. Vollaro                                (Principal Financial and
                                               Accounting Officer)

/s/ John M. Pasquesi                           Vice Chairman and Director                  February 14, 2002
------------------------------------------
John M. Pasquesi

/s/ John L. Bunce, Jr.                         Director                                    February 14, 2002
------------------------------------------
John L. Bunce, Jr.

/s/ Michael P. Esposito, Jr.                   Director                                    February 14, 2002
------------------------------------------
Michael P. Esposito, Jr.

/s/ Paul B. Ingrey                             Director                                    February 14, 2002
------------------------------------------
Paul B. Ingrey

/s/ Constantine Iordanou                       Director                                    February 14, 2002
------------------------------------------
Constantine Iordanou

/s/ Kewsong Lee                                Director                                    February 14, 2002
------------------------------------------
Kewsong Lee

/s/ James J. Meenaghan                         Director                                    February 14, 2002
------------------------------------------
James J. Meenaghan

/s/ Robert F. Works                            Director                                    February 14, 2002
------------------------------------------
Robert F. Works
